                                    EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                                  BALANCE SHEET
                                AT JUNE 30, 2001
                                   (Unaudited)

Assets
------
Property Plant & Equipment
--------------------------
   Gas Utilities                                                 $0
   Non-Utilities                                       $482,032,709
   Total Accumulated D, D & A                          ($29,682,751)
                                                       ------------
Net Property, Plant & Equipment                        $452,349,958
                                                       ------------

Current Assets:
--------------
   Cash                                                     $12,121
   Temporary Cash Investments                           $18,334,349
   Notes Receivables - Intercompany                              $0
   Accts Receivable - Intercompany                               $0
   Notes Receivable                                              $0
   Accts Receivable - Customer                                   $0
   Reserve for Doubtful Acct                                     $0
   Other Accounts Receivable                            $11,077,842
   Unbilled Utility Revenue                                      $0
   Gas Stored Underground                                        $0
   Impairment of O&G                                              0
   Materials/Supplies - Average Cost                     $2,289,698
   Dividends Receivable - Intercompany                           $0
   Unrecovered Purch Gas Cost                                    $0
   Prepayments                                             $533,131
                                                       ------------
Current Assets                                          $32,247,140
                                                       ------------

Other Assets:
------------
   Stock of Subsidiaries - Intercompany                          $0
   Notes of Subsidiaries - Intercompany                          $0
   Investments in Associated Companies                           $0
   Recoverable Future Taxes                                      $0
   Unamortized Debt Expense                                      $0
   Other Regulatory Assets                                       $0
   Deferred Charges                                        $155,691
   Long Term Notes Receivable                                    $0
   Other Assets                                                  $0
                                                       ------------
Other Assets                                               $155,691
                                                       ------------

Total Assets                                           $484,752,789
                                                       ============

Capitalization & Liability
--------------------------

Capitalization:
--------------
   Common Stock $1 Par Value                                     $0
   Capital Stock of Subsidiaries                                 $0
  Paid in Capital                                       $78,444,748
   Earnings Reinvested in Business                      $11,568,014
   Cumulative Translation Adjustment                    ($5,612,801)
   Unrealized Gain/Loss                                 ($6,843,571)
                                                       ------------
Total Common Stock Equity                               $77,556,391
                                                       ------------

   Long-Term Debt Net of Current Portion                         $0
   Notes Payable - Intercompany - Long Term            $253,005,373
                                                       ------------
Total Capitalization                                   $330,561,763
                                                       ------------
Minority Interest in Foreign Subs                                $0

Liabilities:
-----------
   Notes Payable - Intercompany                                  $0
   Notes Payable - Bank & Commercial Paper              $23,440,081
   Current Portion - Long Term Debt                              $0
   ACCT_PAY Accounts Payable - Other                    $17,806,885
   Amounts Payable to Customers                                  $0
   Estimated Revenue Refunds                                     $0
   Customer Deposits                                             $0
   Federal Income Tax                                      $961,963
   Other Taxes                                                   $0
   Dividends Payable                                             $0
   Other Accruals                                        $8,667,390
   Accr Pension Contribution                                     $0
   Reserves for Gas Replacement                                  $0
   Accounts Payable - Intercompany                      $13,651,752
   Dividends Payable -  Intercompany                             $0
                                                       ------------
Total Current Liabilities                               $64,528,072
                                                       ------------

Deferred Credits:
----------------
   Accumulated Deferred Income Tax                      $81,965,713
   Taxes Refundable to Customer                                  $0
   Unamortized Investment Tax Credit                             $0
   Liability For Deriv Financial Instruments             $7,664,653
   Other Deferred Credit                                    $32,588
                                                       ------------
Total Deferred Credits                                  $89,662,954
                                                       ------------
Total Capitalization & Liabilities                     $484,752,789
                                                       ============

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas
Company's Form 10-K for the fiscal year ended September 30, 2000 and in Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended December 31, 2000,
March 31, 2001 and June 30, 2001.